UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 15, 2010

HOLLYWOOD MEDIA CORP.
(Exact Name of Registrant as Specified in its Charter)

Florida	1-14332	65-0385686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2255 Glades Road, Suite 221A, Boca Raton, Florida	33431
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code	(561) 998-8000

Not Applicable
(Former Name or Former Address, If Changed Since Last
Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01    Entry into a Material Definitive Agreement.

The information in Item 2.01 below is hereby incorporated by reference into this Item 1.01 to report Hollywood Media’s entry into the Credit Agreement, the Intercreditor Agreement and the Warrant (as defined in Item 2.01 below).

Section 2 – Financial Information

Item 2.01    Completion of Acquisition or Disposition of Assets.

On December 15, 2010, Hollywood Media Corp. (“Hollywood Media”) closed the sale of its Broadway Ticketing Division (the “Broadway Sale”), through the sale of all of the outstanding capital stock of Theatre Direct NY, Inc. (“Theatre Direct”) to Key Brand Entertainment Inc. (“Key Brand”), as contemplated by that certain Stock Purchase Agreement, dated as of December 22, 2009, entered into between Hollywood Media and Key Brand (as amended, the “Purchase Agreement”).  There are no material relationships among Hollywood Media and Key Brand or any of their respective affiliates other than in respect of the Purchase Agreement and the related ancillary agreements.

Pursuant to the Purchase Agreement, at the closing of the Broadway Sale (i) Hollywood Media received $20.5 million in cash (including $0.5 million pursuant to the estimated working capital adjustment described in the Purchase Agreement), (ii) Key Brand, Theatre Direct and Hollywood Media entered into that certain Second Lien, Security and Pledge Agreement, dated as of December 15, 2010 (the “Credit Agreement”), pursuant to which Key Brand is obligated to pay Hollywood Media $8.5 million at an interest rate of 12% per annum, which loan matures on December 15, 2015 and is secured on a second lien basis by all stock and assets of Theatre Direct and its subsidiaries (the “Loan”), (iii) Theatre Direct issued Hollywood Media a warrant to purchase 5% of the outstanding shares of common stock of Theatre Direct as of the closing date on a fully diluted basis at an exercise price of $.01 per share (the “Warrant”) and (iv) Key Brand assumed $1.6 million of liabilities associated with employment agreements with certain employees of Theatre Direct.  In addition, Hollywood Media is entitled to receive earnout payments of up to $14.0 million contingent upon Theatre Direct and its subsidiaries achieving certain revenue targets during the period from the closing date through the end of the 10th full fiscal year of Theatre Direct following the closing date as set forth in the Purchase Agreement.

In connection with the Credit Agreement, Hollywood Media and Key Brand entered into that certain Subordination and Intercreditor Agreement, dated December 15, 2010 (the “Intercreditor Agreement”), with JPMorgan Chase Bank, N.A., as administrative agent for the senior secured lenders of Key Brand, which defines the rights and obligations of the senior secured lenders and Hollywood Media as subordinated lender, including, without limitation, the rights of payment and the subordination of the security interests of Hollywood Media.

Hollywood Media has also agreed to provide certain transition services to Key Brand and Theatre Direct following the closing of the Broadway Sale.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Stock Purchase Agreement, as amended, a copy of which is filed as Annex A to Hollywood Media’s definitive proxy statement filed with the Securities and Exchange Commission on October 20, 2010 and incorporated by reference herein.  The foregoing summaries of the Credit Agreement, the Intercreditor Agreement and the Warrant do not purport to be complete and are qualified in their entirety by the Second Lien Credit, Security and Pledge Agreement, the Subordination and Intercreditor Agreement and the Warrant, each of which are respectively filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.05    Costs Associated with Exit or Disposal Activities.

As previously disclosed in Hollywood Media’s Current Report on Form 8-K filed with the SEC on December 29, 2009 (the “December 2009 8-K”), Hollywood Media’s board of directors, following separate unanimous approval by the independent members of Hollywood Media’s board of directors (meeting without the non-independent members of Hollywood Media’s board of directors), unanimously approved the Purchase Agreement and the transactions contemplated thereby, and on December 22, 2009, Hollywood Media entered into the Purchase Agreement with Key Brand.

In connection with the transactions contemplated by the Purchase Agreement, Hollywood Media incurred (i) $415,000 in aggregate change of control payments to two executives in Hollywood Media’s legal department, each of whom will receive these payments in accordance with their retention agreements, with such amounts payable at closing (provided that Hollywood Media deferred approximately $100,000 of these payments for approximately one month by requiring the continued employment of one of these executives during a one month transition period), (ii) approximately $400,000 in severance payments payable by Hollywood Media to 14 employees after a brief transition period; (iii) $250,000 in fees to Peter J. Solomon Company for providing the fairness opinion to Hollywood Media’s board of directors in connection with evaluating and approving the Purchase Agreement and the transactions contemplated thereby, and (iv) $1.2 million in legal fees in connection with preparing and negotiating the Purchase Agreement and the related documents and preparing and filing the proxy statement relating to the transactions contemplated by the Purchase Agreement.

In addition, pursuant to employment agreements between Hollywood Media and Mitchell Rubenstein, its Chairman and Chief Executive Officer, and Laurie S. Silvers, its President and Secretary (which agreements, and the amendments to those agreements, were described in Item 5.02(e) of the December 2009 8-K and are incorporated by reference into this Item 2.05), Mr. Rubenstein and Ms. Silvers were entitled to change of control payments of approximately $2.3 million and $1.8 million, respectively, in connection with the transactions contemplated by the Purchase Agreement.  Mr. Rubenstein and Ms. Silvers agreed to defer $0.8 million and $0.3 million, respectively, in change of control payments that would otherwise be owed by Hollywood Media to them pursuant to each of their employment agreements upon the consummation of the transactions contemplated by the Purchase Agreement. Accordingly, at closing Hollywood Media incurred $1.5 million in change of control payments to Mr. Rubenstein and $1.5 million in change of control payments to Ms. Silvers.

If Mr. Rubenstein and Ms. Silvers continue to be employed by Hollywood Media on the first anniversary of the consummation of the Broadway Sale pursuant to the Purchase Agreement (or if such employment is terminated on or before such date by Hollywood Media without “cause” or by Mr. Rubenstein or Ms. Silvers for “good reason”), one-half of the deferred change of control payments to Mr. Rubenstein and Ms. Silvers will be paid to them as payments are received by Hollywood Media on the Loan, on a pro rata basis, and one-half of such payments will paid to Mr. Rubenstein and Ms. Silvers as payments are received by Hollywood Media on the first half of the earnout pursuant to the Purchase Agreement, on a pro rata basis (as described in Item 5.02(e) of the December 2009 8-K), resulting in future cash expenditures of Hollywood Media.

Section 8 – Other Events

Item 8.01    Other Events.

On December 16, 2010, Hollywood Media issued a press release announcing that it had completed the sale of its Broadway Ticketing Division based in New York City, through the sale of all of the outstanding capital stock of Theatre Direct by Hollywood Media to Key Brand.  A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference into this Item 8.01.

Section 9 – Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

(b)           Pro forma financial information.

The unaudited pro forma financial statements filed as Exhibit 99.2 hereto are incorporated herein by reference. The unaudited pro forma condensed consolidated balance sheet and statements of operations filed in Exhibit 99.2 herewith are presented for illustrative purposes only to show the effect of the Broadway Sale, as a discontinued operation, on the historical financial position and results of operations of Hollywood Media. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2010, has been prepared to reflect the Broadway Sale as if it had taken place on September 30, 2010, and is not necessarily indicative of the financial position of Hollywood Media had such sale occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2010 and 2009 and the fiscal years ended December 31, 2009, 2008, and 2007 have been prepared assuming that the Broadway Sale occurred as of January 1 of each such year and are not necessarily indicative of the results of operations for future periods or the results that actually would have been realized if such sale had occurred as of January 1 of each such year. The unaudited pro forma financial statements are based on certain assumptions and adjustments described in the notes to the unaudited pro forma financial statements and should be read in conjunction with the financial statements and related notes filed in Hollywood Media’s Form 10-Q for the quarter ended September 30, 2010 and Form 10-K for the year ended December 31, 2009.

(d)           Exhibits.

Exhibit Number	Description
2.1	Stock Purchase Agreement, dated as of December 22, 2009 (as amended), by and between Hollywood Media Corp. and Key Brand Entertainment Inc.(1)(2)

10.1	Second Lien Credit, Security and Pledge Agreement, dated as of December 15, 2010, by and among Key Brand Entertainment Inc., Theatre Direct NY, Inc. and Hollywood Media Corp.(2)

10.2	Subordination and Intercreditor Agreement, dated as of December 15, 2010, by and among JPMorgan Chase Bank, N.A., Hollywood Media Corp. and Key Brand Entertainment Inc.

10.3	Warrant to Purchase Shares of Common Stock of Theatre Direct NY, Inc. dated December 15, 2010

99.1	Press Release of Hollywood Media Corp., dated December 16, 2010

99.2
Unaudited Pro Forma Condensed Consolidated Balance Sheet of Hollywood Media Corp. as of September 30, 2010; Unaudited Pro Forma Condensed Consolidated Statements of Operations of Hollywood Media Corp. for the Nine Months Ended September 30, 2010 and 2009 and the Fiscal Years Ended December 31, 2009, 2008 and 2007.

(1)	Incorporated by reference from Annex A to Hollywood Media’s Definitive Proxy Statement filed on October 20, 2010 for the Special Meeting of Stockholders held on December 10, 2010.

(2)	Certain exhibits and schedules have been omitted, and Hollywood Media agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYWOOD MEDIA CORP.

By:	/s/ Mitchell Rubenstein
Mitchell Rubenstein
Chief Executive Officer

Date:  December 16, 2010

Exhibit Index

Exhibit Number	Description

2.1	Stock Purchase Agreement, dated as of December 22, 2009 (as amended), by and between Hollywood Media Corp. and Key Brand Entertainment Inc.(1)(2)

10.1	Second Lien Credit, Security and Pledge Agreement, dated as of December 15, 2010, by and among Key Brand Entertainment Inc., Theatre Direct NY, Inc. and Hollywood Media Corp.(2)

10.2	Subordination and Intercreditor Agreement, dated as of December 15, 2010, by and among JPMorgan Chase Bank, N.A., Hollywood Media Corp. and Key Brand Entertainment Inc.

10.3	Warrant to Purchase Shares of Common Stock of Theatre Direct NY, Inc. dated December 15, 2010

99.1	Press Release of Hollywood Media Corp., dated December 16, 2010

99.2
Unaudited Pro Forma Condensed Consolidated Balance Sheet of Hollywood Media Corp. as of September 30, 2010; Unaudited Pro Forma Condensed Consolidated Statements of Operations of Hollywood Media Corp. for the Nine Months Ended September 30, 2010 and 2009 and the Fiscal Years Ended December 31, 2009, 2008 and 2007.

(1)	Incorporated by reference from Annex A to Hollywood Media’s Definitive Proxy Statement filed on October 20, 2010 for the Special Meeting of Stockholders held on December 10, 2010.

(2)	Certain exhibits and schedules have been omitted, and Hollywood Media agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.